                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              KeySpan Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                       One MetroTech Center
                                                       Brooklyn, New York
                                                       11201-3850

[LOGO OF KEYSPAN]
KEYSPAN CORPORATION
d/b/a KeySpan Energy

Notice of 2000 Annual Meeting of Shareholders and

Proxy Statement

                                                       One MetroTech Center
                                                  Brooklyn, New York 11201-3850

LETTER TO SHAREHOLDERS

March 27, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of KeySpan Corporation d/b/a KeySpan Energy at 10:00 a.m. Eastern Time, on Thursday, May 11, 2000, at the Tilles Center for the Performing Arts, C.W. Post Campus, Long Island University, 720 Northern Boulevard, Greenvale, New York.

We will review our 1999 performance with you, our plans for the future and the acquisition of Eastern Enterprises.

This year we have prepared a proxy statement in what we believe is a simple and easy to understand format. We have also introduced a procedure by which you may provide a proxy by telephone or through the Internet in order to cast your vote more easily. Whether you choose to provide a written proxy card, or one by telephone or through the Internet, please vote as soon as possible. We hope you find these changes more convenient for you and welcome your comments.

I look forward to seeing you on May 11 at the Annual Meeting. Enclosed with the Proxy Statement is your voting card. I would like to take this opportunity to remind you that your vote is important.


/s/ Robert B. Catell

Robert B. Catell
Chairman and Chief Executive Officer

                                                      One MetroTech Center
[LOGO OF KEYSPAN]                                     Brooklyn, New York
                                                      11201-3850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2000

Dear Shareholder:

The Annual Meeting of Shareholders of KeySpan Corporation d/b/a KeySpan Energy ("KeySpan" or the "Company") will be held on Thursday, May 11, 2000, at 10:00 a.m. Eastern Time, at the Tilles Center for the Performing Arts, C.W. Post Campus, Long Island University, 720 Northern Boulevard, Greenvale, New York, to consider and take action on the following proposals:

  1. Election of thirteen directors;

  2. Ratification of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000; and

  3. Transact any other business properly before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 13, 2000 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If your shares are held through a bank or brokerage firm and you plan to attend the meeting, please request a letter or some other evidence of ownership from your bank or firm as well as proper authorization if you wish to vote your shares in person.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE (1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors,

/s/ Robert R. Wieczorek

Robert R. Wieczorek
Vice President, Secretary and Treasurer

                    PROXY STATEMENT OF KEYSPAN CORPORATION
                   ANNUAL MEETING TO BE HELD ON MAY 11, 2000

Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 11, 2000, and any adjournments thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about March 27, 2000.

Q: What am I voting on?
A: Election of thirteen directors, ratification of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2000, and any other business properly before the meeting.

Q: Who is entitled to vote?
A: Common stock shareholders as of the close of business on March 13, 2000
   (the "Record Date"). Each share of KeySpan's common stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q: How do I vote?
A: You may submit a proxy with your voting instructions by completing, signing and mailing the enclosed proxy card, or by submitting your proxy with voting instructions by toll-free telephone or through the Internet.

Q: How do I submit a written proxy by mail?
A: To submit a written proxy by mail, you should complete, sign and mail the enclosed proxy card in accordance with its instructions. If a shareholder wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the proxy card, insert the name of some other person or persons, sign, date and give the proxy card to such person or persons for use at the meeting.

Q: How does discretionary authority apply?
A: If you sign and return a proxy card without indicating your voting instructions with respect to any or all proposals, you give the named proxies the authority to vote on each proposal. A properly signed and dated proxy card (or a proxy properly delivered by telephone or through the Internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.

Q: How do I submit my proxy by telephone or through the Internet?
A: Alternatively, you may submit your proxy with voting instructions, by telephone or through the Internet, by following the instructions that are set forth on the enclosed proxy card. If you are a shareholder of record on the Record Date, you may call 1-877-779-8683 (or 1-201-536-8073, outside the U.S. or Canada) or visit the Web site listed on the enclosed proxy card.

  If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you will vote, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

Q: Is my vote confidential?
A: Yes. Only the inspector of election, EquiServe and certain employees have access to your card. All comments will remain confidential, unless you ask that your name be disclosed.

Q: Who will count the votes?
A: EquiServe will tabulate the votes and act as inspector of election.

Q: What if I get more than one proxy card?
A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, EquiServe, by calling 1-800-482-3638.

Q: What constitutes a quorum?
A: As of the close of business on March 13, 2000, the Record Date, 133,876,426 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone or through the Internet, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q: What percentage of stock do the directors and officers own?
A: The directors and certain executive officers own approximately 0.14 percent of our Common Stock, as of February 29, 2000.

Q: When are the shareholder proposals due for the 2001 Annual Meeting?
A: Shareholder proposals for the 2001 Annual Meeting must be received by KeySpan at its offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Secretary, not less than 120 calendar days prior to the anniversary date of the release of the Company's Proxy Statement to shareholders in connection with the 2000 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2001 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2001 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2000 Annual Meeting.

                                VOTING METHODS

You have the right to revoke your proxy any time before its use at the Annual Meeting by delivering to the Company (attn: Robert R. Wieczorek, Vice President, Secretary and Treasurer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. A proxy given by telephone or through the Internet can be revoked by calling the numbers listed below in the telephone and Internet proxy instructions and re-entering your voting instructions or by either of the methods described in the preceding sentence.

Three methods of voting are available to you:

PROXY CARD VOTING

  1. Mark your selections on the card.

  2. Date and sign your name exactly as it appears on the card.

  3. Return your card in the postage-paid envelope we have provided.

TELEPHONE PROXY--24 HOURS A DAY, 7 DAYS A WEEK

  Use any touch-tone telephone to give your proxy. Have your proxy card in hand when you call.

  Dial 1-877-779-8683 (or 1-201-536-8073 outside the U.S. or Canada) and follow the instructions.

INTERNET PROXY--24 HOURS A DAY, 7 DAYS A WEEK

  Access the Web site at http://www.eproxyvote.com/kse to vote through the Internet.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR each of the thirteen nominees named below to serve as members of the Board of Directors for a one-year term:

Nominees for election this year are:

   .  Lilyan H.                           .  James R. Jones
      Affinito                            .  Stephen W.
   .  George                                 McKessy
      Bugliarello                         .  Edward D. Miller
   .  Robert B. Catell                    .  Basil A. Paterson
   .  Howard R. Curd                      .  James Q. Riordan
   .  Richard N. Daniel                   .  Vincent Tese
   .  Donald H. Elliott
   .  Alan H. Fishman

Each director has served since May 1998 (except for Ms. Affinito, who has served since December 1998) and, if elected, will hold office for one year or until their successors are duly elected or chosen and qualified.

Effective April 26, 2000, Frederic V. Salerno will resign as a director of the Company to pursue other business interests. Mr. Salerno has served as a director since May 1998 and is a member of the Board's Executive and Compensation and Nominating Committees. The Board and the Company extend their gratitude to Mr. Salerno for his service as a valued director.

If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan does not anticipate that any of the individuals listed above will be unable to serve the full term of office to which they may be elected. The affirmative vote of a plurality of the shares of KeySpan Common Stock cast is required for the election of directors.

Nominees for the Board of Directors

              LILYAN H. AFFINITO--Age 68
              Retired Vice Chairman of the Board of Maxxam Group, Inc. (formerly Simplicity Pattern Co.). Served as Controller,
[PHOTO] Treasurer and Chief Financial Officer for Maxxam Group from 1968 to 1976, President and Chief Operating Officer from 1976 to 1987, and Director from 1972 to 1991. Serves on the Boards of Caterpiller Inc., Jostens Inc. and Kmart Corporation. Also serves on the Board of the Mayo Foundation.

              GEORGE BUGLIARELLO--Age 72
              Chancellor of Polytechnic University, since 1994. President of
[PHOTO] Polytechnic University from 1973 to 1994. Serves on the Boards of the Lord Corporation, Symbol Technologies, Comtech Telecommunications Corp., the Teagle Foundation, the Jura Corp., the Greenwall Foundation and Anser Corporation.

              ROBERT B. CATELL--Age 63
              Chairman and Chief Executive Officer of KeySpan since July 1998. Joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Mr. Catell served as
[PHOTO] President and Chief Executive Officer from 1991 to 1996 when he was elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas Inc., Taylor Gas Liquids, Ltd., The Houston Exploration Company, Gas Research Institute, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., Business Council of New York State, Inc., New York City Investment Fund, New York City Partnership and Long Island Association.

              HOWARD R. CURD--Age 61
              Chairman and Chief Executive Officer of Uniroyal Technology Corporation, since 1992, a developer and manufacturer of proprietary plastic products and specialty chemical and polymer products. Served as President and Chief Executive Officer of Uniroyal from 1991 to 1992. Formed his own business in 1972 and,
[PHOTO] during the period 1972 to 1982, acquired controlling interests in a 100-year old investment banking firm, Polycast Technology Corporation and the U.S. Playing Card Corporation. Served on the Board of Emcore Corporation.

              RICHARD N. DANIEL--Age 64
              Retired Chairman and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer and the parent company of a group of materials engineering and specialty manufacturing
[PHOTO] companies. Joined Handy & Harman in 1971 and held various officer positions from Vice President and Controller to President and Chairman. Serves on the Board of the Treasurer's Fund, Inc.

              DONALD H. ELLIOTT--Age 67
              Partner in the law firm of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, since 1995. Attorney in the law firm
[PHOTO] of Webster & Sheffield from 1957 to 1965 and Partner from 1973 to 1991. Counsel to the Mayor of New York City and then Chairman of the New York City Planning Commission from 1966 to 1973. Partner in the law firm of Mudge Rose Guthrie Alexander and Ferdon from 1991 to 1995. Trustee of Independence Community Bank Corp. and Long Island University. Serves on the Board of Independence Savings Bank and an honorary member of the New York Chapter of the American Institute of Architects.

              ALAN H. FISHMAN--Age 54
              President and Chief Executive Officer of ContiFinancial Corporation, a diversified financial services company, since 1999. Formerly Managing Partner at Columbia Financial Partners, L.P. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for
[PHOTO] worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as a Senior Vice President and elected President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Also Chairman of Affinity Technology Group, Inc. and Vice Chairman of the Brooklyn Academy of Music.

              JAMES R. JONES--Age 61
              Senior Counsel to the law firm of Manatt, Phelps & Phillips and Chairman of GlobeRanger.com. Retired President of Warnaco, Inc.--International Division. White House Staff, Special
[PHOTO] Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.

              STEPHEN W. McKESSY--Age 62
              Retired Vice Chairman of PriceWaterhouseCoopers. Served in various officer positions at Coopers & Lybrand from 1960 to
[PHOTO] 1997. Serves as a Director for the Greater Boy Scouts of America, the Board of Advisors of St. John's University College of Business Administration, the Board of Governors of the Silver Spring Country Club and the Board of the Sailfish Point Golf Club.

              EDWARD D. MILLER--Age 59
              President and Chief Executive Officer of AXA Financial, Inc., formerly The Equitable Companies Incorporated and Chairman and
[PHOTO] Chief Executive Officer of The Equitable Life Assurance Society of the United States, the principal insurance subsidiary of AXA Financial, Inc. Chairman and Chief Executive Officer of AXA Client Solutions, LLC. Serves on the Board of AXA Financial, Inc. and Equitable Life and the Boards of Alliance Capital Management Corporation and Donaldson, Lufkin & Jenrette, Inc., both Equitable investment subsidiaries. Since January 1999, serves on the Management Board and, since 1997, serves on the Executive Board of the AXA Group, Equitable's majority shareholder. Services on the Board of Phoenix House. Current Chairman of United Way of Tri-State, a Trustee of Pace University, The New York City Police Foundation, the Inner-City Scholarship Fund and the New York Blood Center.

              BASIL A. PATERSON--Age 74
              Partner in the law firm of Meyer, Suozzi, English and Klein, P.C., since 1982. Served as Secretary of State of the State of
[PHOTO] New York from 1979 to 1982, as Deputy Mayor of New York City, as a New York State Senator and as a commissioner of the Port Authority of New York and New Jersey. Served as a professor at a number of universities, as a member of the board of editors of the New York Law Journal and is a member of the New York State Commission on Judicial Nominations.

              JAMES Q. RIORDAN--Age 72
              Retired Vice Chairman and Chief Financial Officer of Mobil Corp. Joined Mobil in 1957 as Tax Counsel, named a Director and Chief Financial Officer in 1969 and served as Vice Chairman from 1986
[PHOTO] until his retirement from Mobil Corp. in 1989. Joined Bekaert Corporation in 1989 and served as President until his retirement in 1992. Serves on the Boards of The Houston Exploration Company and Tri-Continental Corporation. Director/Trustee of the mutual funds in the Seligman Group of investment companies, Trustee of the Brooklyn Museum and a member of its Committee for Economic Development and a member of the Policy Council of the Tax Foundation.

              VINCENT TESE--Age 57
              Chairman of Wireless Cable International, Inc., since 1995. New York Superintendent of Banks from 1983 to 1985 and Chairman and Chief Executive Officer of the Urban Development Corporation
[PHOTO] from 1985 to 1994. Director of Economic Development for New York State from 1987 to 1994. Serves on the Boards of The Bear Stearns Companies Inc., Allied Waste Industries, Inc., Bowne & Co., Inc., Cablevision, Inc., Custodial Trust Co., Mack-Cali Realty Corporation, New York University School of Law, and the New York and Presbyterian Hospital.

Board of Directors--Committees

The Board of Directors is responsible, under New York law and the Company's Certificate of Incorporation and By-Laws, with overseeing the business and management of the Company. The Board of Directors met ten times between January 1 and December 31, 1999. The Board maintains four standing committees and, during 1999, maintained two additional committees. The function of such committees, number of meetings held and composition of such committees are described below:

                                                       Committee

                                    Compensation
                                        and                  Corporate            Shareholder
         Director         Executive  Nominating    Audit   Responsibility Special    Value
---------------------------------------------------------------------------------------------
  L.H. Affinito                                      X           X                     X
---------------------------------------------------------------------------------------------
  G. Bugliarello                                     X           X
---------------------------------------------------------------------------------------------
  R.B. Catell             X (Chair)                                                    X
---------------------------------------------------------------------------------------------
  H.R. Curd                                          X           X                     X
---------------------------------------------------------------------------------------------
  R.N. Daniel                                        X           X                     X
---------------------------------------------------------------------------------------------
  D.H. Elliott                           X                       X
---------------------------------------------------------------------------------------------
  A.H. Fishman                X                  X (Chair)                         X (Chair)
---------------------------------------------------------------------------------------------
  J.R. Jones                             X                       X
---------------------------------------------------------------------------------------------
  S.W. McKessy                X                      X
---------------------------------------------------------------------------------------------
  E.D. Miller                 X      X (Chair)                               X
---------------------------------------------------------------------------------------------
  B.A. Paterson                          X                   X (Chair)
---------------------------------------------------------------------------------------------
  J.Q. Riordan                                       X
---------------------------------------------------------------------------------------------
  F.V. Salerno                X          X                                   X
---------------------------------------------------------------------------------------------
  V. Tese                     X          X                                   X
---------------------------------------------------------------------------------------------
  Meetings held from
   January 1 to December
   31, 1999                  13          10          4           1           3         3


X: Member.
Chair: Committee Chairperson.

                                  Committees

-------------------------------------------------------------------------------

Executive Committee: Acts on behalf of the Board of Directors whenever the Board is not in session, except for certain matters as prescribed by New York law.

Audit Committee: Reviews auditing, accounting, financial reporting and internal control functions. Recommends independent public accountants and reviews their services. All members are non-employee directors.

Corporate Responsibility Committee: Oversees ethics, community development, environmental issues and equal employment opportunity.

Compensation and Nominating Committee: Administers executive compensation programs, policies and practices. Conducts director searches and recommends directors. All members are non-employee directors. The Committee will not accept nominations for election by shareholders at the Annual Meeting, unless such nominations were received within the time period prescribed in Section 2.7 of the Company's By-Laws.

Special Committee: Reviewed the payment by the Long Island Lighting Company ("LILCO") to its former officers of retirement benefits, incentive compensation and benefits pursuant to contracts with LILCO, including litigation, investigations and other inquiries.

Shareholder Value Committee: Reviewed means to enhance shareholder value through the creation of shareholder protective measures.

-------------------------------------------------------------------------------

Each of the directors attended 75% or more of all meetings of the Board and each committee of which he or she was a member during the period from January 1 to December 31, 1999.

Director Compensation

The directors receive the following compensation:

  .  Non-employee directors:

      $25,000 annual retainer,
      $1,500 meeting fee (for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors attended), $3,000 committee chairman retainer, and
      500 share annual Common Stock equivalent grant.
      Reimbursement for expenses incurred in attending Board and committee meetings.

  . Employee directors:

      Receive no additional compensation other than their normal salary for serving on the Board or its committees.

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan requires all non-employee directors to defer a minimum of 50% of their compensation as directors in exchange for Common Stock equivalents as well as 100% of their annual Common Stock equivalent grant, as referred to above. Common Stock equivalents are valued by reference to the average of the high and low price per share of KeySpan's Common Stock reported on the New York Stock Exchange Composite Transactions on the first trading day of the calendar month. Compensation not subject to mandatory deferral into a Common Stock equivalent account may, at the director's option, be deferred into a cash account bearing interest at the prime rate. Upon retirement, death or termination of service as a director, all amounts in a director's Common Stock equivalent account and cash account shall, at the director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers"). The information shown for 1998 represents compensation paid by the Company and its predecessors for the twelve months ended December 31, 1998. Similarly, the information shown for 1997 represents compensation paid by the Company's predecessors for the twelve months ended December 31, 1997.

                                  Annual
                               Compensation      Long-Term Compensation
                                              Restricted
                                                Stock      Shares    LTIP
                              Salary   Bonus   Award(s)  Underlying Payouts    All Other
  Name                   Year   ($)     ($)    ($) (1)    Options     ($)      Comp ($)
---------------------------------------------------------------------------------------------
  Robert B. Catell       1999 700,000 317,665  343,643    461,000         0      25,673(3)
  Chairman & CEO         1998 562,917 223,583      N/A          0   274,641(2)   25,673(3)
                         1997 465,000 495,690      N/A    125,000   358,096(2)   20,520(3)
---------------------------------------------------------------------------------------------
  Craig G. Matthews      1999 445,833 153,758  286,250    355,000         0      14,618(3)
  President & COO        1998 372,372 345,842      N/A          0   175,419(2)  109,520(3)(4)
                         1997 335,833 297,815      N/A     75,000   261,703(2)    6,204(3)
---------------------------------------------------------------------------------------------
  Anthony Nozzolillo     1999 250,061  62,340        0    146,000         0       3,650(3)
  Executive Vice         1998 205,000  94,121      N/A          0   152,594(5)   57,189(3)(4)
  President              1997 202,424 144,197      N/A          0   113,748(5)  269,880(3)(6)
---------------------------------------------------------------------------------------------
  Wallace P. Parker Jr.  1999 248,000  62,340        0    146,000         0       3,711(3)
  Executive Vice         1998 201,417 142,158      N/A          0    18,513      58,683(3)(4)
  President              1997 187,500  99,671      N/A     17,000         0       2,080(3)
---------------------------------------------------------------------------------------------
  Robert J. Fani         1999 250,000  59,570        0    146,000         0         578(3)
  Executive Vice         1998 197,667 141,492      N/A          0         0      54,757(3)(4)
  President              1997 176,392  97,006      N/A     17,000         0       1,005(3)


FOOTNOTES:

(1) As of December 31, 1999, the aggregate value of the restricted stock awards, number of shares awarded and date such shares fully vest are as follows: Mr. Catell--$294,441, $12,698, July 31, 1999; Mr. Matthews--
    $231,880, $10,000, September 30, 2000. No other shares of restricted stock have been awarded. Holders of restricted stock are entitled to receive any dividends paid to holders of Common Stock.
(2) Includes Long-Term Incentive Compensation paid by subsidiaries of KeySpan.
(3) Includes the cost of life insurance paid by KeySpan and allocated to the named individual for income tax purposes during 1999, 1998 and 1997, as follows: Mr. Catell--$25,673, $25,673, $20,520; Mr. Matthews--$14,618,
    $9,520, $6,204; Mr. Nozzolillo--$3,650, $939, $706; Mr. Parker--$3,711,
    $2,433, $2,080; and Mr. Fani--$578, $1,007, $1,005.
(4) Includes amounts paid upon election as an officer of the Company in August 1998, as follows: Mr. Matthews--$100,000; Mr. Nozzolillo--$56,250; Mr. Parker--$56,250 and Mr. Fani--$53,750.
(5) Represents Long-Term Incentive Awards paid by LILCO.
(6) Includes $66,750 and $202,424 paid by LILCO for accrued and unused vacation and in connection with the termination of a supplemental retirement benefit plan, respectively.

Compensation and Nominating Committee Report on Executive Compensation

The Compensation and Nominating Committee (the "Committee") of the Board of Directors, composed of six independent, non-employee directors, administers KeySpan's executive compensation program. The members of the Committee are Donald H. Elliott, James R. Jones, Edward D. Miller, Basil A. Paterson, Frederic V. Salerno and Vincent Tese. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries.

During 1999, the Committee met periodically throughout the year and utilized outside consultants from the Hay Group to review the compensation levels of KeySpan's officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan design. The Committee also reviews, recommends and approves changes to the Company's compensation policies and programs for the Chief Executive Officer, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the Board of Directors. After review and approval by the Committee, all issues relating to executive compensation are submitted to the entire Board for ratification. There were no material decisions of the Committee which were overruled or revised by the Board.

Executive Compensation Philosophy and Policies

Upon the recommendation of the Compensation and Nominating Committee, on July 29, 1999 the KeySpan's Board of Directors adopted resolutions setting forth the policies and procedures of KeySpan with respect to executive compensation and corporate governance. A copy of such resolutions is attached as Appendix
A. The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan's vision of becoming a premier energy company. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies which are intended to facilitate the achievement of KeySpan's business strategies and further the Company's vision:

  . The executive compensation program should emphasize pay for performance and encourage retention of those employees who enhance KeySpan's performance.

  . Compensation arrangements shall maintain a reasonable balance between base salary, annual and long-term incentive compensation and be designed to focus such executives on the long-term interests of shareholders and creating value for the shareholders.

  . The incentive compensation program for executives shall strengthen the link of incentive compensation to the achievement of financial goals which are set in advance by the Compensation and Nominating Committee.

  . In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels shall be competitive to peer energy companies as well as executive positions of similar scope for the metropolitan New York City area for general industry. If KeySpan's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan's senior executives to the compensation paid to executives in comparable general industry and peer energy companies. In this regard, the Committee uses analyses prepared by the Hay Group, a national compensation consultant, to review the compensation levels of executives in the utility industry in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level, both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance-based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for each executive officer, the Committee considers the competitive market data for executives in comparable positions in other utility and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provides a base salary of $700,000 per year, subject to such increases that may be approved by the Board. The base salary level for the Chief Executive Officer and other Named Executive Officers, compared to competitive market data, is generally at or below the 50th percentile of comparable positions at this time, as the Company continues to align base pay to competitive market data. Mr. Catell's base salary was not increased during 1999. For the year 2000, the Committee has taken into consideration Mr. Catell's performance in connection with among other things, increase in overall earnings per share and the implementation of the Company's acquisition growth strategy, and the fact that his base salary is below the median of comparable positions in the market place and has approved an increase in base salary effective January 1, 2000 to $786,000 paid annually.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") for KeySpan in September 1998. The awards to be earned under this plan will be paid as cash based upon annual performance results. For 1999, the performance measurement period included the twelve-month period from January 1, 1999 to December 31, 1999. The awards for this period were to be paid in March 2000. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The goals are intended to improve corporate performance and include objectives which encourage increase in total return to shareholders, improved corporate earnings results, improved competitive position, improved customer satisfaction and control of operating expenses. Incentive awards as a percentage of base salary are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible officers and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The Corporate Plan provides for award opportunities to executives which range from zero to a maximum of 60% of base salary at target levels of performance. For 1999, the Chief Executive Officer had a target award of 60% of base salary with performance criteria based upon total shareholder return and consolidated earnings per share. Based upon actual 1999 results, an award payout of 48% of base salary was approved by the Committee. Upon the recommendation of the Hay Group (compensation consultant) for the year 2000, the Chief Executive Officer's target award has been set at 70% of base salary to place further emphasis upon achieving earnings and shareholder return goals. All executives in the Corporate Plan have a portion of their incentive award linked directly to overall corporate performance goals for total return to shareholders and consolidated earnings per share and to the results achieved in their respective strategic business group.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan's total compensation program, and an independent consultant review of the long-term incentive plans used by a majority of utilities, the Committee recommended, and the Board of Directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive plan was subsequently approved by the shareholders at the May 1999 Annual Meeting of Shareholders. The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance stock awards and restricted shares to key employees and non-employee directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan's performance through incentives that directly link the participant's personal interests to those of KeySpan's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee which is no less than the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. Following adoption of the Incentive Plan, the Committee approved an initial annual grant for Mr. Catell of 70,000 non-qualified stock options with three year pro-rata vesting, and 235,000 non-qualified stock options as a retention grant, vesting in August 1999, to purchase shares of KeySpan's Common Stock at an exercise price of $27.75.

In addition, the Committee approved an award to Mr. Catell in recognition of the extraordinary efforts required to accomplish the transaction involving LILCO. This award provided for the grant of 111,000 non-qualified stock options, vesting December 1999, to purchase shares of KeySpan's Common Stock at an exercise price of $29.375. The Committee also awarded Mr. Catell 12,698 shares of restricted Common Stock, which restrictions lapsed on July 31, 1999.

On May 20, 1999, based upon the performance of the Chief Executive Officer, the Committee approved a grant of 280,000 non-qualified stock options with three year pro-rata vesting to purchase shares of KeySpan's Common Stock at an exercise price of $27.06.

In determining award size, the Committee considers both the performance level of the Chief Executive Officer and the overall total compensation provided by base salary, annual awards and long-term compensation for comparable executive positions in shareholder-owned utilities and natural gas companies nationwide.

During 1999, an aggregate of 2,766,000 non-qualified stock options and 22,698 shares of restricted Common Stock have been granted to the executive officers as a group. The grants of non-qualified stock options and restricted Common Stock were made to executives generally determined on the basis of the executive's performance and position within KeySpan and the level of such executive's compensation to focus such executives on the long-term interests of shareholders.

The Committee believes that stock options are directly linked to KeySpan's performance and shareholder value. As the value of KeySpan's Common Stock is generally considered the strongest indicator of overall corporate performance, stock option awards allow executives to benefit by appreciation in stock price at no direct cost to

KeySpan and provide a strong incentive to participants by linking compensation to the future value of KeySpan's Common Stock.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers whose compensation must be detailed in the proxy statement. Certain benefit plans and compensation paid under plans that are performance-based is not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan's executive compensation policies and programs serve both the interests of KeySpan and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan's overall success and enhance the value of KeySpan for the shareholders' benefit.

The Committee will continue to monitor the effectiveness of KeySpan's total compensation program to meet the current and the future needs of KeySpan.

                                          Compensation and Nominating
                                          Committee

                                              Edward D. Miller, Chairman
                                              Donald H. Elliott
                                              James R. Jones
                                              Basil A. Paterson
                                              Frederic V. Salerno
                                              Vincent Tese

Stock Option Grants

The following table provides information on stock option grants for the Named Executive Officers and the value of such officers unexercised options at December 31, 1999.



                                                                              Total Number of
                              Percent of                                        Securities
                   Number of    Total                             Grant Date    Underlying    Value of In-
                   Securities Number of   Option                   Present      Unexercised     The-Money
                   Underlying   Shares   Exercise                  Value of   Options at FYE   Options at
                    Options   Granted to   Price    Expiration   Options(/1/)  Exercisable/        FYE
        Name        Granted   Employees  ($/Share)     Date          ($)       Unexercisable  (unexercised)
-----------------------------------------------------------------------------------------------------------
 R.B. Catell       235,000(2)    6.10       27.75  Aug. 12, 2008    843,650   649,333 326,666      N/A
                 --------------------------------------------------------------------
                    70,000(3)    1.82       27.75  Aug. 12, 2008    251,300
                 --------------------------------------------------------------------
                   111,000(4)    2.88      29.375  Dec. 15, 2008    398,490
                 --------------------------------------------------------------------
                   280,000(5)    7.26     27.0625   May 20, 2009  1,052,800
-----------------------------------------------------------------------------------------------------------
 C.G. Matthews     183,000(2)    4.75       27.75  Aug. 12, 2008    656,970   362,333 159,666      N/A
                 --------------------------------------------------------------------
                    37,000(3)     .95       27.75  Aug. 12, 2008    132,830
                 --------------------------------------------------------------------
                   135,000(5)    3.50     27.0625   May 20, 2009    507,600
-----------------------------------------------------------------------------------------------------------
 A. Nozzolillo      84,000(2)    2.18       27.75  Aug. 12, 2008    301,560    89,666  56,333      N/A
                 --------------------------------------------------------------------
                    17,000(3)     .44       27.75  Aug. 12, 2008     61,030
                 --------------------------------------------------------------------
                    45,000(5)    1.17     27.0625   May 20, 2009    169,200
-----------------------------------------------------------------------------------------------------------
 W.P. Parker Jr.    84,000(2)    2.18       27.75  Aug. 12, 2008    301,560   131,666  56,333      N/A
                 --------------------------------------------------------------------
                    17,000(3)     .44       27.75  Aug. 12, 2008     61,030
                 --------------------------------------------------------------------
                    45,000(5)    1.17     27.0625   May 20, 2009    169,200
-----------------------------------------------------------------------------------------------------------
 R.J. Fani          84,000(2)    2.18       27.75  Aug. 12, 2008    301,560   110,966  56,333      N/A
                 --------------------------------------------------------------------
                    17,000(3)     .44       27.75  Aug. 12, 2008     61,030
                 --------------------------------------------------------------------
                    45,000(5)    1.17     27.0625   May 20, 2009    169,200
-----------------------------------------------------------------------------------------------------------

(1) Options have been valued using the Black-Scholes option pricing model adapted to reflect the specific provisions of the Company's Long-Term Performance Incentive Compensation Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values which may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of the common shares at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.
(2) Options vested on August 13, 1999.
(3) Options vest ratably over a three-year period from August 13, 1998.
(4) Options vest one year from December 16, 1999, the grant date.
(5) Options vest ratably over a three-year period from May 20, 1999, the grant date.

Security Ownership of Management

The following table sets forth information as of February 29, 2000, with respect to the number of shares of Common Stock beneficially owned and Common Stock equivalents credited to each director, each executive officer of KeySpan named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of Common Stock listed as beneficially owned. The percentage of shares held by any one person, or all directors and officers as a group, does not exceed 1% of all outstanding shares of KeySpan's Common Stock.

                         Total of Common
        Name of        Stock Beneficially       Common Stock         Common Stock
    Beneficial Owner   Owned & Equivalents Beneficially Owned(/1/) Equivalents(/2/)
-----------------------------------------------------------------------------------
  L.H. Affinito                 4,086                 1,000              3,086
-----------------------------------------------------------------------------------
  G. Bugliarello               11,319                 5,589              5,730
-----------------------------------------------------------------------------------
  R.B. Catell                 782,594               782,296                298
-----------------------------------------------------------------------------------
  H.R. Curd                    24,624                20,000              4,624
-----------------------------------------------------------------------------------
  R.N. Daniel                   3,913                 1,000              2,913
-----------------------------------------------------------------------------------
  D.H. Elliott                 17,910                 1,783             16,127
-----------------------------------------------------------------------------------
  A.H. Fishman                 12,250                 3,073              9,177
-----------------------------------------------------------------------------------
  J.R. Jones                    4,140                 1,275              2,865
-----------------------------------------------------------------------------------
  S.W. McKessy                  7,193                 1,420              5,773
-----------------------------------------------------------------------------------
  E.D. Miller                  17,331                 7,773              9,558
-----------------------------------------------------------------------------------
  B.A. Paterson                 5,501                 1,328              4,173
-----------------------------------------------------------------------------------
  J.Q. Riordan                 36,350                21,500             14,850
-----------------------------------------------------------------------------------
  F.V. Salerno                  8,471                 2,000              6,471
-----------------------------------------------------------------------------------
  V. Tese                       6,520                     0              6,520
-----------------------------------------------------------------------------------
  C.G. Matthews               431,221               430,923                298
-----------------------------------------------------------------------------------
  A. Nozzolillo               110,973               110,973                  0
-----------------------------------------------------------------------------------
  W.P. Parker Jr.             153,164               153,088                 76
-----------------------------------------------------------------------------------
  R.J. Fani                   130,483               130,440                 43
-----------------------------------------------------------------------------------
  All directors and
   executive
   officers as a
   group, including
   those named above,
   a total of
   30 persons               2,591,434             2,498,803             92,631

(/1/) Includes shares issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell--742,666 shares; Mr. Matthews--407,333 shares; Mr. Nozzolillo--104,666 shares; Mr. Parker--146,000 shares; Mr. Fani--125,966 shares.

(/2/) The term Common Stock Equivalents refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan (discussed below) or the Company's employee stock savings plan.

Security Ownership of Certain Beneficial Owners

As of December 31, 1999, there were no beneficial owners of more than 5% of the Company's Common Stock.

Performance Graph

The following graph presents, for the period beginning May 28, 1998 through December 31, 1999, a comparison of cumulative total shareholder returns for KeySpan, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.


                                 [LINE GRAPH]


                                               May 28, December 31, December 31,
                                                1998       1998         1999
                                               ------- ------------ ------------
   KeySpan.................................... $100.00   $ 93.99      $ 74.96
   S&P Utilities Index........................ $100.00   $108.57      $ 99.66
   S&P 500 Index.............................. $100.00   $113.65      $127.87

Assumes $100 invested on May 28, 1998 in shares of KeySpan Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

Compensation Under Retirement Plans

The Company's Retirement Plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's Retirement Plan is in effect at such time.

                                             Years of Service
                           -----------------------------------------------------
Remuneration                  20       25       30       35       40       45
------------               -------- -------- -------- -------- -------- --------
$200,000.................. $ 60,000 $ 75,000 $ 90,000 $105,000 $120,000 $135,000
$250,000.................. $ 75,000 $ 93,750 $112,500 $131,250 $150,000 $168,750
$300,000.................. $ 90,000 $112,500 $135,000 $157,500 $180,000 $202,500
$350,000.................. $105,000 $131,250 $157,500 $183,750 $210,000 $236,250
$400,000.................. $120,000 $150,000 $180,000 $210,000 $240,000 $270,000
$450,000.................. $135,000 $168,750 $202,500 $236,250 $270,000 $303,750
$500,000.................. $150,000 $187,500 $225,000 $262,500 $300,000 $337,500
$550,000.................. $165,000 $206,250 $247,500 $288,750 $330,000 $371,250
$600,000.................. $180,000 $225,000 $270,000 $315,000 $360,000 $405,000
$650,000.................. $195,000 $243,750 $292,500 $341,250 $390,000 $438,750
$700,000.................. $210,000 $262,500 $315,000 $367,500 $420,000 $472,500
$750,000.................. $225,000 $281,000 $337,500 $393,750 $450,000 $506,250
$800,000.................. $240,000 $299,500 $360,000 $420,000 $480,000 $540,000
$850,000.................. $255,000 $318,000 $382,500 $446,250 $510,000 $573,750
$900,000.................. $270,000 $336,500 $405,000 $472,500 $540,000 $607,500
$950,000.................. $285,000 $355,000 $427,500 $498,750 $570,000 $641,250

For purposes of the Retirement Plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation column of the Summary Compensation Table.

The number of years of credited service for the Chief Executive Officer and each of the Named Executive Officers currently employed by the Company, other than Mr. Nozzolillo, based on continued service to age 65, normal retirement age, will be as follows: R.B. Catell--44 years, C.G. Matthews--43 years, W.P. Parker Jr.--43 years and R.J. Fani--42 years.

Former LILCO employees, including Mr. Nozzolillo, participate in a separate retirement plan assumed by the Company in connection with the transaction involving LILCO. Under this plan, which is currently noncontributory and provides fixed-dollar pension benefits, a participant will vest upon completion of five years of service.

The plan uses a career average pay formula which provides a credit for each year of participation. For service before January 1, 1992, pension benefits are determined based on the greater of the accrued benefit as of December 31, 1991, or by multiplying a moving five-year average of plan compensation, not to exceed the January 1, 1992 salary, by a certain percentage determined by years of participation in the retirement plan at December 31, 1991. For service after January 1, 1992, pension benefits are equal to 2% of "plan compensation" through age 49 and 2 1/2% thereafter. "Plan compensation" is defined in this plan as the base rate of pay plus incentive compensation payments in effect on January 1 of each year and may differ for Mr. Nozzolillo from the amounts reported under the heading "Salary" in the Summary Compensation Table. Any difference is primarily attributable to the timing of annual salary increases for Mr. Nozzolillo which impacts the amount paid to him and reported for a given year.

Assuming continuation of employment to September 1, 2013, his normal retirement date, and 41 years 2 months of credited service, the projected annual retirement benefit payable to Mr. Nozzolillo on a straight-life annuity basis pursuant to this plan at the appropriate rate of plan compensation would be $154,525.

The Code limits the annual compensation taken into consideration for and the maximum annual retirement benefits payable to a participant under each of the Company's retirement plans. For 1999, these limits were $160,000 and $130,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided under the Excess Benefit Plan (the "Benefit Plan") and not under the Company's retirement plans.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, KeySpan entered into an employment agreement with Mr. Robert B. Catell relating to his services as Chairman and Chief Executive Officer which has been amended February 24, 2000. The agreement covers the period beginning July 31, 1998 and ending July 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include:
(a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of Supplemental Executive Retirement Plan benefits (as provided in the agreement) during the severance period; and
(c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated due to a "change of control" of KeySpan (as defined in the agreement), the severance period is defined to mean the period from the date of termination through the end of the employment period, or, if longer, the third anniversary of the date of termination.

KeySpan also is party to an employment agreement entered into on September 1, 1999 with Mr. Craig G. Matthews relating to his services as President and Chief Operating Officer. The agreement covers the period beginning September 1, 1999 and ending August 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Matthews employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Matthews terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Matthews in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual target incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of benefits under the Benefit Plan during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Matthews voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Matthews and he shall be entitled to supplemental retirement benefits provided by the Benefit Plan. If Mr. Matthews employment is terminated due to a "change of control" of KeySpan (as defined in the agreement), he is eligible to receive the severance benefits provided under his agreement or the Senior Executive Change of Control Severance Plan (the "Change of Control Plan"), whichever is greater.

KeySpan also is party to an employment agreement entered into on July 29, 1999 with Mr. Gerald Luterman relating to his services as Senior Vice President and Chief Financial Officer. The agreement covers the period beginning July 29, 1999 and ending July 31, 2002. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Luterman's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Luterman terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Luterman in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual target incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual and vesting of benefits under the Benefit Plan during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Luterman voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Luterman and he shall be entitled to supplemental retirement benefits provided by the Benefit Plan. If Mr. Luterman's employment is terminated due to a "change of control" of KeySpan (as defined in the agreement), he is eligible to receive the severance benefits provided under his agreement as an offset, and not in addition to, any severance payments from the Change of Control Plan.

Senior Executive Change of Control Severance Plan

In February 2000, the Board of Directors approved an amendment to the Change of Control Plan initially adopted in October 1998. With the exception of Mr. Catell, all 34 officers of the Company are participants in the plan. The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a "change of control of the Company" (as defined in the Change of Control Plan). The protection period under the plan commences upon the date that KeySpan enters into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the plan. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for the President and Chief Operating Officer, Executive Vice Presidents and all Senior Vice Presidents and two times an executive's base salary and incentive compensation for Vice Presidents of the Company; (iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. The Change of Control Plan expires October 30, 2003, unless extended for an additional period by the Board of Directors; provided, that following a "change of control," the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

The Change of Control Plan supersedes any and all prior severance plans and agreements between or binding the Company or any predecessor thereof with respect to a change of control that occurred after October 1998, except that in certain circumstances some of the executives may be able to elect to receive payments and benefits provided pursuant to a prior agreement or plan rather than the payments and benefits provided under the Change of Control Plan.

Other

The Company has entered into a consulting agreement with Robert R. Wieczorek, who retired from the Company in August 1999. The agreement, as amended, provides for Mr. Wieczorek to continue to serve in the capacity as Vice President, Secretary and Treasurer until August 25, 2000 and to receive an annual fee of $219,000 plus reimbursement for expenses he incurs on behalf of the Company.

PROPOSAL 2. RATIFICATION OF ARTHUR ANDERSEN LLP AS
                  INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, to audit the books, records and accounts of KeySpan and its subsidiaries for the fiscal year ending December 31, 2000.

On September 10, 1998, the Board of Directors of KeySpan, on recommendation of its Audit Committee, named Arthur Andersen as independent public accountants for KeySpan's nine-month period ending December 31, 1998. On May 20, 1999, the shareholders ratified the appointment of Arthur Andersen as independent public accountants for the fiscal year ending December 31, 1999. Arthur Andersen were independent public accountants for KeySpan Energy Corporation ("KSE") and The Brooklyn Union Gas Company ("Brooklyn Union"), and Ernst & Young LLP ("Ernst & Young") were independent public accountants for LILCO, during such corporations' respective fiscal years prior to consummation of the transaction involving such entities.

During the past two fiscal years, there has been no report on the financial statements of KSE and Brooklyn Union by Arthur Andersen or of LILCO by Ernst & Young, which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and the interim period through September 10, 1998, there have been no disagreements with Arthur Andersen or Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen or Ernst & Young, would have caused either of such firms to make reference to the subject matter of such disagreements in connection with its report.

Arthur Andersen representatives have direct access to the Audit Committee and regularly attend the Committee's meetings. An Arthur Andersen representative will attend the Annual Meeting to answer shareholder questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.

OTHER INFORMATION

Directors and Officers Liability Insurance and Indemnity

KeySpan currently has in place director and officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its directors and officers. D&O liability insurance also provides direct payment to KeySpan's directors and officers under certain circumstances when KeySpan has not previously provided indemnification. KeySpan also has liability insurance which provides fiduciary coverage for KeySpan, its directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O liability and fiduciary liability insurances were purchased from Associated Electric & Gas Insurance Services for a one-year period commencing May 28, 1999 at a total cost of $576,099. The Company will renew the D&O liability and fiduciary insurances for a one year period commencing May 28, 2000 at a total cost of $576,099.

Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock will be distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan's outstanding shares of Common Stock, KeySpan were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

The foregoing description of the Rights Agreement, and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan and the Rights Agent, a copy of which has been filed as an exhibit to KeySpan's Current Report on Form 8-K dated March 30, 1999.

Deadline For Shareholder Proposals

Shareholder proposals for the 2001 Annual Meeting must be received by the Secretary at KeySpan's principal executive office, not less than 120 calendar days prior to the anniversary date of the release of the Company's Proxy Statement to shareholders in connection with the 2000 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2001 Annual Meeting.

In addition, all shareholder proposals for the 2001 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2000 Annual Meeting.

Additional Information

KeySpan's Annual Report for the period ended December 31, 1999 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan files an Annual Report on Form 10-K with the Securities and Exchange Commission (the "SEC") which includes additional information concerning KeySpan and its operations. The Company's Annual Report or Annual Report on Form 10-K, except for exhibits, will be furnished at no cost to shareholders upon written request to The Secretary, KeySpan, One MetroTech Center, Brooklyn, New York 11201-3850.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires KeySpan's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan with copies of all Section 16(a) forms which they file.

To KeySpan's knowledge, based solely on review of information furnished to KeySpan, reports filed through KeySpan and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 1999, except that Messrs. George Bugliarello and James R. Jones each filed a late report in connection with a purchase of KeySpan Common Stock during 1999.

Method and Cost of Solicitation of Proxies

KeySpan will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by KeySpan directors, officers and employees for no additional compensation. In addition, KeySpan will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

Disclosure of "Broker Non-Votes" And Abstentions

Securities and Exchange Commission rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to selection of auditors, abstentions are not counted in determining the number of votes cast in connection with these proposals, since New York State law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

KeySpan has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, EquiServe, which receives and tabulates the proxies and is independent of KeySpan. The final tabulation is inspected by inspectors of election who also are independent of KeySpan, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan, its directors, officers or employees, nor to any third party except
(i) to allow the independent inspectors of election to certify the results of the vote to KeySpan, its directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this Proxy Statement, KeySpan knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Robert B. Catell

Robert B. Catell
Chairman and Chief Executive Officer

                                                       One MetroTech Center
KEYSPAN [LOGO]                                     Brooklyn, New York 11201-3850

KEYSPAN CORPORATION
d/b/a KeySpan Energy

APPENDIX A

WHEREAS, the Corporation has entered into a Stipulation and Agreement of Settlement (the "Settlement Agreement") pursuant to which it has agreed to settle shareholder class and derivative litigation relating to certain payments by LILCO to its former officers in connection with the transactions involving the Corporation, LILCO and the Long Island Power Authority consummated in May 1998.

WHEREAS, the Corporation has entered into an agreement, dated as of March 18, 1999, with Eliot Spitzer, Attorney General of the State of New York (the "Attorney General") settling certain issues raised by the Attorney General in connection with an investigation of the aforementioned payments by LILCO to its former officers (the "Attorney General Settlement").

WHEREAS, pursuant to the Settlement Agreement and the Attorney General Settlement, the Corporation has agreed to adhere to certain corporate governance and executive compensation policies and procedures.

WHEREAS, the Board wishes to adopt resolutions implementing such policies and procedures, effective upon the issuance of final, non-appealable orders by the applicable State and Federal courts approving the Settlement (the "Settlement Approvals").

NOW, THEREFORE, IT IS

RESOLVED, That, effective upon the issuance of all required Settlement Approvals, the Board of Directors of the Corporation shall adhere to the following corporate governance policies:

(a) at least two-thirds of the Board shall be "Independent Directors" as the term is defined below;

(b) to be deemed an "Independent Director" in any calendar year, a director must satisfy the following qualifications:

(i) the director shall not have been employed by the Corporation or its subsidiaries, affiliates or predecessors in interest in an executive capacity within the last three (3) calendar years;

(ii) the director a) shall not have been, and shall not be employed by an organization that is an adviser or consultant to the Corporation, or its subsidiaries, affiliates or predecessors in interest, and b) within the last three (3) years shall not have had, and shall not be affiliated with a company which has had, any business relationship with the Corporation, its subsidiaries, affiliates, or predecessors in interest, where the advisory, consulting or business relationship in a) or b) above is one for which disclosure is required pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (or any successor to such rule);

(iii) the director is not a member of the immediate family of any person described in ii) above; and,

(iv) the director does not have any financial relationship, other than as a shareholder of the Corporation, that could materially affect the exercise of his or her judgment as a director;

(c) the Independent Directors of the Board shall meet at least once a year without the Corporation's Chief Executive Officer or any other management director present, to recommend any action as the Independent Directors shall deem advisable consistent with the powers of the full Board;

(d) the Independent Directors shall have access to any and all senior management of the Corporation at the discretion of the Independent Directors;

RESOLVED, That, effective upon the issuance of all required Settlement Approvals, the Audit Committee of the Board of Directors shall consist of not less than six (6) Independent Directors, as that term is defined above, and shall meet at least semi-annually;

RESOLVED, That, effective upon the issuance of all required Settlement Approvals, the Corporation shall adhere to the following compensation policies:

(a) compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the Corporation's performance;

(b) compensation arrangements shall maintain a reasonable balance between base salary on the one hand, and long-term and annual compensation on the other;

(c) in determining executive compensation, compensation arrangements at peer energy companies shall be taken into consideration;

(d) cash incentive compensation plans for senior executives shall link incentive compensation to achievement of financial goals set in advance by the Compensation and Nominating Committee;

(e) the Compensation and Nominating Committee shall consist of not less than six (6) Independent Directors, as that term is defined above;

(f) the Compensation and Nominating Committee shall meet at least semi-annually;

(g) the Compensation and Nominating Committee shall set annual and long-term goals for the Chief Executive Officer and other executives and evaluate their performance against such goals and the performance of the Corporation's peer energy companies;

(h) executive compensation packages, and any material alterations thereto, shall be subject to approval by the Compensation and Nominating Committee and the Board, at regularly scheduled meetings;

(i) no severance shall be paid to any executive upon the occurrence of any change in control in which such executive retains an equivalent executive position at the Corporation, its subsidiaries, affiliates, or successors in interest following such change of control (provided that this provision shall not preclude the Corporation from entering into short-term (one year or less) consulting arrangements with former executives for the purposes of effecting a transition with regard to the position vacated by the executive receiving severance);

(j) executive compensation arrangements shall be designed to promote productive tenure rather than reward an executive for leaving;

(k) the Compensation and Nominating Committee shall review the range of possible payouts under the terms of executive officers' compensation/change in control agreements and consider same before a package is awarded;

(l) the Compensation and Nominating Committee shall compile detailed information to be provided to shareholders in the Corporation's Proxy Statement explaining the terms of all executive compensation agreements;

(m) if an executive officer of the Corporation attends a meeting of the Compensation and Nominating Committee, the purpose of such attendance will be stated in detail in the minutes of the Committee meeting;

(n) any compensation agreement which may result in compensation to an executive of $10,000,000 or more in any year, excluding (i) any payments made pursuant to qualified Corporation pension or benefit plans in accordance with the terms of such plans; (ii) any payment pursuant to non-qualified Corporation pension or benefit plans adopted prior to the effective date of the Settlement in accordance with the terms of such plans; and (iii) the value of stock options and restricted stock granted prior to the effective date of the Settlement, shall be subject to an affirmative vote of the majority of the shareholders casting ballots at the next annual meeting after the date of the compensation agreement (or the next annual meeting after any amendment to the agreement or change in circumstances which would make the agreement subject to this provision), with such advance disclosure to the shareholders as is required by the rules of the Securities and Exchange Commission in these circumstances, this provision (n) shall not act to invalidate any compensation agreement, but shall limit payments thereunder to a maximum of $10,000,000;

(o) the Compensation and Nominating Committee shall have standing authorization, on their own decision, to retain legal and/or other advisors of their choice, which advisors shall report directly to the Committee;

RESOLVED, That the policies and procedures set forth in each of the foregoing resolutions shall not be amended or rescinded by either the Board or either the Audit or Compensation and Nominating Committee, as the case may be, until after January 1, 2002;

RESOLVED, That the proper officers of the Corporation are hereby authorized and directed to cause the corporate governance and executive compensation policies and procedures described herein to be set forth in the next Proxy Statement distributed by the Corporation to its shareholders;

RESOLVED, That the proper officers of the Corporation are hereby authorized and directed to provide any and all notices to the Attorney General, as required under paragraph 5 of the Attorney General Settlement, concerning the satisfaction of the Corporation's obligations under the Attorney General Settlement and the Settlement Agreement, including but not limited to the implementation of the policies and procedures set forth in the foregoing resolutions;

RESOLVED, That the proper officers of the Corporation hereby are, and each of them with full authority to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to do and to perform, and to cause to be done and performed, any and all such acts and things, and to execute and deliver any and all such documents, instruments and agreements as they may deem necessary, convenient or appropriate in connection with and in order to carry out and effectuate the intent of the foregoing resolutions, the Attorney General Settlement or the Settlement Agreement, the taking of any such action or the delivery of any such document, instrument or agreement by such officer or officers to be conclusive evidence of the approval thereof; and

FURTHER RESOLVED, That each of the Chairman, the President, the General Counsel, any Vice President, the Treasurer and the Secretary of the Corporation shall be considered a proper officer of the Corporation for the purposes of each of the foregoing resolutions.

PROXY

Keyspan Corporation d/b/a KeySpan Energy           Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of KeySpan Corporation d/b/a KeySpan Energy for the Annual Meeting of Shareholders on May 11,2000

The undersigned appoints Richard N. Daniel and Alan H. Fishman, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of KeySpan Corporation d/b/a KeySpan Energy Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including, without limitation, any motion to adjourn the meeting to another time or place (including for the purpose of soliciting additional proxies).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals and as said proxies deem advisable on such other matters as may properly come before the meeting.

Comments:________________________________
_________________________________________
_________________________________________
If you have written in the above space, please mark the comments notification box on the reverse side.

Keyspan Corporation d/b/a KeySpan Energy
P.O. Box 11278
New York, N.Y. 10203-0278
                                                              [SEE REVERSE SIDE]

         (Continued, and to be signed and dated on the reverse side.)
--------------------------------------------------------------------------------
                          /\ Fold and Detach Here /\

                               Admission Ticket

                              Keyspan Corporation
                             d/b/a KeySpan Energy

                        Annual Meeting of Shareholders
                          may 11, 2000 at 10:00 A.M.

                     Tilles Center For the Performing Arts
                               C.W. Post Campus
                            Long Island University
                            720 Northern Boulevard
                           Greenvale, New York 11548

                                  Directions
By Car:

From New York City:
Queens Midtown Tunnel to Route 495 East, Long Island Expressway. Exit 39, GlenCove Road. Turn left at light to travel north on Glen Cove Road. Approximately two (2) miles, right on Route 25A (Northern Boulevard). There is a Pathmark Supermarket on the right at this intersection. Right turn at fifth traffic light. Entrance to C.W. Post Campus. Tilles Center is the large blue and silver building about 100 yards in and to your left.

From Eastern Long Island:
Long Island Expressway West. Exit 41N, routes 106 and 107 North. Bear left onto Route 107 North. Approximately three (3) miles, left on Route 25A (Northern Boulevard) West. There is an Exxon Gas Station on your right at this intersection. Left turn at second traffic light. C.W. Post West Gate. As above to Tilles Center.

By Public Transportation from New York City:

Long Island Railroad from Pennsylvania Station to Greenvale (Oyster Bay Line). Cab from Greenvale Station to C.W. Post (Approximately 10 minutes, cost $5.50) OR

Long Island Railroad to Hicksville (Huntington Line) or to Manhasset (Port Washington Line). Cabs from either station take about 15 minutes and cost about $10.00.

The N20 Bus (MSBA) is available at the Hicksville Station and on Northern Boulevard in Manhasset (three blocks South of the train station). This bus stops on the C.W. Post Campus and runs roughly hourly until about 9:30 p.m. Allow at least 30 minutes from either station.

   Please mark your
X  votes as in this
   example.

The shares represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR all proposals and as said Proxies deem advisable on such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" all proposals.

1.  Election of     FOR       WITHHELD
    Directors       [ ]          [ ]

For, except vote withheld from the following nominee(s):

________________________________________________________

Nominees:
01 Lilyan H. Affinito
02 George Bugliarello
03 Robert B. Catell
04 Howard R. Curd
05 Richard N. Daniel
06 Donald H. Elliott
07 Alan H. Fishman
08 James R. Jones
09 Stephen W. McKessy
10 Edward D. Miller
11 Basil A. Paterson
12 James Q. Riordan
13 Vincent Tese

2.  Ratification of Arthur Andersen LLP as independent   FOR  AGAINST  ABSTAIN
    public accountants. I have included comments, or     [ ]    [ ]      [ ]
    have included a change of address. I already receive an Annual Report and do not wish to receive one for this account.


I have included comments, or have included a change of address.

I already receive an Annual Report and do not wish to receive one for this account.

I plan to attend the Annual Meeting.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, ad-ministrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.


______________________________________
SIGNATURE(S)                    DATE

-------------------------------------------------------------------------------
                          /\ Fold and Detach Here /\

                                [KEYSPAN LOGO]

                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of KeySpan Corporation that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the KeySpan Energy 401(k) Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

[GRAPHIC]  Accessing the World Wide Web site http://www.eproxyvote.com/kse to vote via the Internet. You can also register at this site to access future proxy materials electronically.

[GRAPHIC]  Using a touch-tone telephone to vote by phone toll free from the U.S.
           or Canada. Simply dial 1-877-779-8683 and follow the instructions. For shareholders from other locations, please call 1-201-536-8073. When you are finished voting, your vote will be confirmed and the call will end.

[GRAPHIC]  Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to KeySpan Corporation, P.O. Box 8535, Edison, NJ 08818-9402

You can vote by phone or via the Internet anytime prior to May 11, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.